                                                                     Exhibit 4.3

================================================================================





                               GUARANTEE AGREEMENT




                                     Between




                            THE B.F.GOODRICH COMPANY



                                       and



                              THE BANK OF NEW YORK



                         Dated as of April___, 1999










================================================================================

                             CROSS-REFERENCE TABLE*
                             ----------------------


Section of                                                 Section of
Trust Indenture Act                                        Guarantee Agreement
of 1939, as amended                                        -------------------
-------------------

310(a).................................................    4.01(a)
310(b).................................................    4.01(c), 2.08
310(c).................................................    4.01(a)
311(a).................................................    2.02(b)
311(b).................................................    2.02(b)
311(c).................................................    Inapplicable
312(a).................................................    2.02(a)
312(b).................................................    2.02(b)
313   .................................................    2.03
314(a).................................................    2.04
314(b).................................................    Inapplicable
314(c).................................................    2.05
314(d).................................................    Inapplicable
314(e).................................................    1.01, 2.05, 3.02
314(f).................................................    2.01, 3.02
315(a).................................................    3.01(d)
315(b).................................................    2.07
315(c).................................................    3.01
315(d).................................................    3.01(d)
316(a).................................................    1.01, 2.06, 5.04
316(b).................................................    5.03
317(a).................................................    Inapplicable
317(b).................................................    Inapplicable
318(a).................................................    2.01(b)
318(b).................................................    2.01
318(c).................................................    2.01(a)


----------

* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

          ARTICLE I

         Definitions
         -----------

SECTION 1.01.                    Definitions....................................................         2



         ARTICLE II

     Trust Indenture Act
     -------------------

SECTION 2.01.                    Trust Indenture Act; Application...............................         6

SECTION 2.02.                    Lists of Holders...............................................         6

SECTION 2.03.                    Reports by the Guarantee                                                6
                                   Trustee......................................................

SECTION 2.04.                    Periodic Reports to the Guarantee Trustee......................         7

SECTION 2.05.                    Evidence of Compliance with                                             7
                                   Conditions Precedent.........................................

SECTION 2.06.                    Events of Default; Waiver......................................         7

SECTION 2.07.                    Event of Default; Notice.......................................         7

SECTION 2.08.                    Conflicting Interests..........................................         7



         ARTICLE III

Powers, Duties and Rights Of The
--------------------------------
      Guarantee Trustee
      -----------------

SECTION 3.01.                    Powers and Duties of the Guarantee Trustee.....................         8

SECTION 3.02.                    Certain Rights of Guarantee Trustee............................         9

SECTION 3.03.                    Indemnity......................................................        11

SECTION 3.04.                    Expenses.......................................................        11


         ARTICLE IV

      Guarantee Trustee
      -----------------

SECTION 4.01.                    Guarantee Trustee;
                                   Eligibility..................................................   11

SECTION 4.02.                    Appointment, Removal and
                                   Resignation of the Guarantee
                                   Trustee......................................................   12



          ARTICLE V

          Guarantee
          ---------

SECTION 5.01.                    Guarantee......................................................   12

SECTION 5.02.                    Waiver of Notice and Demand....................................   13

SECTION 5.03.                    Obligations Not Affected.......................................   13

SECTION 5.04.                    Rights of Holders..............................................   14

SECTION 5.05.                    Guarantee of Payment...........................................   14

SECTION 5.06.                    Subrogation....................................................   14

SECTION 5.07.                    Independent Obligations........................................   14



         ARTICLE VI

 Covenants and Subordination
 ---------------------------

SECTION 6.01.                    Subordination..................................................   15

SECTION 6.02.                    Pari Passu Guarantees..........................................   15



         ARTICLE VII

Consolidation, Merger, Conveyance, Transfer or Lease
----------------------------------------------------

SECTION 7.01.                    Company May Consolidate, Etc., Only
                                   on Certain Terms.............................................   15


        ARTICLE VIII

         Termination
         -----------

SECTION 8.01.                    Termination....................................................   16



         ARTICLE IX

        Miscellaneous
        -------------

SECTION 9.01.                    Successors and Assigns.........................................   16

SECTION 9.02.                    Amendments.....................................................   16

SECTION 9.03.                    Notices........................................................   16

SECTION 9.04.                    Benefit........................................................   18

SECTION 9.05.                    Interpretation.................................................   18

SECTION 9.06.                    Governing Law..................................................   18

                  GUARANTEE AGREEMENT, dated as of April___, 1999, executed and delivered by THE B.F.GOODRICH COMPANY, a New York corporation (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Convertible Preferred Securities (as defined herein) of COLTEC CAPITAL TRUST, a Delaware statutory business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of April 14, 1998, executed by Coltec Industries Inc, as sponsor ("Coltec Industries"), The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, and the Administrative Trustees named therein, the Issuer issued $150,000,000 aggregate liquidation amount of its 5 1/4% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES(SM))* liquidation amount $50 per security (the "Convertible Preferred Securities"), and $4,639,200 aggregate liquidation amount of its Common Securities, liquidation amount $50 per security (the "Common Securities" and, collectively with the Convertible Preferred Securities, the "Trust Securities"), representing undivided beneficial ownership interests in the assets of the Issuer and having the terms set forth in the Declaration;

                  WHEREAS, the Trust Securities were issued by the Issuer and the proceeds thereof were used to purchase the 5 1/4% Convertible Junior Subordinated Debentures due April 15, 2028 (as defined in the Declaration) (the "Convertible Junior Subordinated Debentures") of Coltec Industries which were deposited with the Property Trustee under the Declaration, as trust assets;

                  WHEREAS, Coltec Industries owns all of the outstanding Common Securities of Coltec Capital Trust and each Convertible Preferred Security is convertible, at the option of the Holder, into 1.7058 shares of Coltec Industries common stock, subject to certain adjustments;

                  WHEREAS, pursuant to an Agreement and Plan of Merger dated as of November 22, 1998 among Guarantor, Runway Acquisition Corporation, a wholly owned subsidiary of Guarantor, and Coltec Industries (the "Merger Agreement"), Coltec Industries merged with Runway Acquisition Corporation, and Coltec Industries became a wholly owned subsidiary of Guarantor;

                  WHEREAS, in the Merger Agreement, Guarantor agreed to take those actions required to permit Coltec Industries to give the Holders of Convertible Preferred Securities the right to convert each of those securities into 0.955248 of a share of Guarantor common stock, subject to certain adjustments; and

----------
* The terms Term Income Deferrable Equity Securities (TIDES)(SM) and TIDES(SM) are registered service marks of Credit Suisse First Boston Corporation.

                  WHEREAS, the Guarantor desires to provide certain assurances with respect to the Trust Securities, including its agreement (i) to pay to the Holders of the Trust Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein and
(ii) to otherwise guarantee the performance of the obligations of Coltec Industries under (w) the Guarantee Agreement, dated as of April 14, 1998 (the "Coltec Guarantee Agreement"), between Coltec Industries and The Bank of New York, (x) the Indenture, (y) the Convertible Junior Subordinated Debentures, and (z) the Declaration;

                  NOW, THEREFORE, intending to be legally bound hereby, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Trust Securities.


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  SECTION 1.01. DEFINITIONS. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Declaration as in effect on the date hereof.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; PROVIDED, HOWEVER, that the Issuer shall be deemed not to be an Affiliate of the Guarantor. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Coltec Guarantee Agreement" has the meaning specified in the sixth recital to this Guarantee Agreement.

                  "Coltec Industries" has the meaning specified in the first recital to this Guarantee Agreement.

                  "Common Securities" has the meaning specified in the first recital of this Guarantee Agreement.

                  "Convertible Junior Subordinated Debentures" has the meaning specified in the second recital of this Guarantee Agreement.

                  "Convertible Preferred Securities" has the meaning specified in the first recital of this Guarantee Agreement.

                  "Debt" means (i) the principal of, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor at the relevant contracted rate specified in the documentation for the relevant Debt whether or not such claim for post-petition interest is allowed in such proceeding) on, and all other Obligations relating to, indebtedness for money borrowed (including any guarantee relating to the foregoing obligations), (ii) purchase money and similar obligations, (iii) obligations under capital lease, letters of credit and reimbursement obligations relating thereto, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Guarantor is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refundings of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings (at the relevant contractual rate specified in the documentation therefor, whether or not such claim for post-petition interest is allowed in such proceeding), (vii) all obligations to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts and (c) similar financial instruments, and (viii) any deferrals, renewals or extensions of any such Debt.

                  "Declaration" has the meaning specified in the first recital to this Guarantee Agreement.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; PROVIDED, HOWEVER, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Convertible Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) required to be paid on the Trust Securities, to the extent the Issuer shall have funds on hand available therefor at such time; (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Trust Securities called for redemption by the Issuer to the extent the Issuer shall have funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer, unless Convertible Junior Subordinated Debentures are distributed to the Holders of the Trust Securities or all the Trust Securities are redeemed, the lesser of (a) the aggregate of the liquidation amount of $50 per Trust Security plus accrued and unpaid Distributions on the Trust Securities to the date of payment (the "Liquidation Distribution") to the extent the Issuer shall have funds on hand available to make such payment at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders of the Trust Securities upon liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law.

                  "Guarantee Trustee" means The Bank of New York, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

                  "Guarantor" has the meaning specified in the first recital of this Guarantee Agreement.

                  "Holder" means any holder, as registered on the books and records of the Issuer, of any Trust Securities; PROVIDED, HOWEVER, that in determining whether the holders of the requisite percentage of Trust Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

                  "Indenture" means the Indenture dated as of April 14, 1998, as amended or supplemented, between Coltec Industries and The Bank of New York, as trustee, relating to the issuance of Convertible Junior Subordinated Debentures.

                  "Issuer" has the meaning specified in the first recital of this Guarantee Agreement.

                  "List of Holders" has the meaning specified in Section
2.02(a).

                  "Majority in liquidation amount of the Trust Securities" means, except as provided by the Trust Indenture Act, a vote by the Holders, voting separately as a class, of more than 50% of the aggregate liquidation amount of all then outstanding Trust Securities issued by the Issuer.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under, or with respect to, the documentation governing any Debt.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman and Chief Executive Officer, the President or any Vice President, and by the Treasurer, any Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in the Officers' Certificate are based;

                  (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Responsible Officer," when used with respect to the Guarantee Trustee, means any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Guarantee Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Senior Debt" means any Debt of the Guarantor, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except such Debt that is expressly stated to rank junior in right of payment to, or PARI PASSU in right of payment with, the Convertible Junior Subordinated Debentures (or any guarantee thereof); PROVIDED, HOWEVER, that Senior Debt shall not be deemed to include (a) any Debt of the Guarantor which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to the Guarantor, (b) trade accounts payable and accrued liabilities arising in the ordinary course of business, (c) any Debt of the Guarantor to any of its subsidiaries, (d) any Debt to any employee of the Guarantor or (e) any obligations of Guarantor pursuant to a guarantee agreement or any other agreement or arrangement relating to B.F.Goodrich Capital Trust's 8.3% Cumulative Quarterly Income Preferred Securities, Series A issued on June 29, 1995 (the "BFG QUIPS(SM)")*.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended.

                  "Trust Securities" has the meaning specified in the first recital of this Guarantee Agreement.




--------

* QUIPS(SM) is a service mark of Goldman, Sachs & Co.

                                   ARTICLE II

                               Trust Indenture Act
                               -------------------

                  SECTION 2.01. TRUST INDENTURE ACT; APPLICATION. (a) This Guarantee Agreement will be qualified under the Trust Indenture Act upon the effectiveness of a registration statement with respect to this Guarantee Agreement. This Guarantee Agreement incorporates certain provisions of the Trust Indenture Act identified in the Cross-Reference Table set forth in this Guarantee Agreement.

                  (b) Upon qualification under the Trust Indenture Act as contemplated in clause (a) above, if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  SECTION 2.02. LIST OF HOLDERS. (a) At the request of the Guarantee Trustee, the Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) semiannually, on or before February 1st and August 1st of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

                  SECTION 2.03. REPORTS BY THE GUARANTEE TRUSTEE. (a) The Guarantee Trustee shall transmit to Holders such reports concerning the Guarantee Trustee and its actions under this Guarantee as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

                  (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15th in each calendar year, commencing with May 15, 2000.

                  (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Guarantee Trustee with each securities exchange upon which the Convertible Preferred Securities are listed and also with the Securities and Exchange Commission. The Guarantor will promptly notify the Guarantee Trustee whenever the Convertible Preferred Securities are listed on any securities exchange.

                  SECTION 2.04. PERIODIC REPORTS TO THE GUARANTEE TRUSTEE. The Guarantor shall provide to the Guarantee Trustee, and, if required by the Trust Indenture Act, to the Securities and Exchange Commission and the Holders, such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act. The Guarantor shall file annually with the Guarantee Trustee a certificate as to whether or not the Guarantor is in compliance with all the conditions and covenants applicable to it under this Guarantee Agreement.

                  SECTION 2.05. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by any officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

                  SECTION 2.06. EVENTS OF DEFAULT; WAIVER. The Holders of a Majority in liquidation amount of the Convertible Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

                  SECTION 2.07. EVENT OF DEFAULT; NOTICE. (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to a Responsible Officer of the Guarantee Trustee, unless such Events of Default actually have been cured before the giving of such notice; PROVIDED, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers in good faith determine that the withholding of such notice is in the interests of the Holders.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of the Guarantee shall have received written notice of such Event of Default.

                  SECTION 2.08. CONFLICTING INTERESTS. The Declaration shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

                        Powers, Duties and Rights of the
                        --------------------------------
                                Guarantee Trustee
                                -----------------

                  SECTION 3.01. POWERS AND DUTIES OF THE GUARANTEE TRUSTEE. (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to
Section 5.04(iv) hereof or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

                  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default
                  and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                           Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                                    (B) in the absence of bad faith on the part
                           of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                           (ii) the Guarantee Trustee shall not be liable for
                  any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Guarantee Trustee shall not be liable with
                  respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                           (iv) no provision of this Guarantee Agreement shall
                  require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

                  SECTION 3.02. CERTAIN RIGHTS OF GUARANTEE TRUSTEE. (a) Subject to the provisions of Section 3.01:

                           (i) The Guarantee Trustee may conclusively rely and
                  shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii) Any direction or act of the Guarantor
                  contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                           (iii) Whenever, in the administration of this
                  Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter relating to compliance by the Guarantor with any of its obligations contained in this Guarantee Agreement be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate (with respect to the Guarantor) which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                           (iv) The Guarantee Trustee may consult with legal
                  counsel of its selection, and the advice or written opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                           (v) The Guarantee Trustee shall be under no
                  obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity reasonably satisfactory to it, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; PROVIDED that nothing contained in this
                  Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                           (vi) The Guarantee Trustee shall not be bound to make
                  any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Guarantor, personally or by agent or attorney at the sole cost of the Guarantor and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                           (vii) The Guarantee Trustee may execute any of the
                  trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                           (viii) Whenever in the administration of this
                  Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be fully protected in acting in accordance with such instructions.

                  (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

                  SECTION 3.03. INDEMNITY. The Guarantor agrees to indemnify each of the Guarantee Trustee, any predecessor Guarantee Trustee and its directors, officers, agents and employees for, and to hold them harmless against, any and all loss, damage, claim, liability or expense (including taxes other than taxes based upon the income of the Guarantee Trustee) incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and reasonable expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement. This indemnity shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

                  SECTION 3.04. EXPENSES. The Guarantor shall from time to time reimburse the Guarantee Trustee for its reasonable expenses and costs incurred in connection with the performance of its duties hereunder. This reimbursement obligation shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.


                                   ARTICLE IV

                                Guarantee Trustee
                                -----------------

                  SECTION 4.01. GUARANTEE TRUSTEE; ELIGIBILITY. (a) There shall at all times be a Guarantee Trustee which shall:

                  (i)  not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.10(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  SECTION 4.02. APPOINTMENT, REMOVAL AND RESIGNATION OF THE GUARANTEE TRUSTEE. (a) Subject to Section 4.02(b), in the absence of the existence of an Event of Default, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 30 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    Guarantee
                                    ---------

                  SECTION 5.01. GUARANTEE. The Guarantor irrevocably and unconditionally agrees (i) to pay in full on a subordinated basis to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert other than the defense of payment and (ii) to otherwise pay or perform on a subordinated basis all obligations of Coltec Industries under the Coltec Guarantee Agreement, the Indenture, the Convertible Junior Subordinated Debentures, and the Declaration, to the extent not paid or performed by Coltec Industries. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. The Guarantor shall give written notice to the Guarantee Trustee as promptly as practicable in the event it makes any direct payment hereunder.

                  SECTION 5.02. WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and, with respect to its obligations under Section 5.01, hereby waives presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 5.03. OBLIGATIONS NOT AFFECTED. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Trust Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than any extension of time for payment of Distributions that results from the extension of any interest payment period on the Convertible Junior Subordinated Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Trust Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

                  SECTION 5.04. RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in aggregate liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other Person.

                  SECTION 5.05. GUARANTEE OF PAYMENT. This Guarantee Agreement creates a guarantee of payment and not of collection. If the Issuer fails to make payments as required, any Holder may immediately bring suit directly against the Guarantor for payment of all amounts due and payable under this Guarantee Agreement. This Guarantee Agreement will apply only to the extent that the Issuer has funds sufficient to make such payments. If Coltec Industries does not make interest payments on the Convertible Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Trust Securities and will not have funds legally available therefor. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Convertible Junior Subordinated Debentures to Holders as provided in the Declaration.

                  SECTION 5.06. SUBROGATION. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.01; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders. Any amounts paid over to and not subsequently recovered from the Holders pursuant to any insolvency law shall be deemed to have been applied by the Holders to the Guarantee Payments.

                  SECTION 5.07. INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Trust Securities and that the Guarantor shall (without duplication of amounts paid by or on behalf of the Issuer) be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.


                                   ARTICLE VI

                           Covenants and Subordination
                           ---------------------------

                  SECTION 6.01. SUBORDINATION. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor.

                  SECTION 6.02. PARI PASSU GUARANTEES. The obligations under this Guarantee Agreement shall rank PARI PASSU with the obligations of the Guarantor relating to the BFG QUIPS(SM) and any similar guarantee agreements issued by the Guarantor on behalf of the holders of securities issued by a trust or similar entity created by the Guarantor and similar to Coltec Capital Trust, which securities have substantially equivalent terms to those of the Trust Securities.


                                   ARTICLE VII

              Consolidation, Merger, Conveyance, Transfer or Lease
              ----------------------------------------------------

                  SECTION 7.01. GUARANTOR MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Guarantor shall not consolidate with or merge with or into any other Person or sell or lease its assets as, or substantially as, an entirety to any Person, unless:

                  (a) the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale or lease, the assets of the Guarantor as, or substantially as, an entirety, shall be a corporation, partnership or trust, shall be organized under the laws of the United States of America, any State thereof or the District of Columbia and (if other than the Company) such successor Person shall expressly assume the performance or observance of every covenant of this Guarantee on the part of the Guarantor to be performed or observed;

                  (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (c) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or lease comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                  ARTICLE VIII

                                   Termination
                                   -----------

                  SECTION 8.01. TERMINATION. This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Trust Securities, (ii) the distribution of Convertible Junior Subordinated Debentures to the Holders in exchange for all of the Trust Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must repay any sums paid with respect to Trust Securities or this Guarantee Agreement.


                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

                  SECTION 9.01. SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

                  SECTION 9.02. AMENDMENTS. Except with respect to any changes which do not materially adversely affect the rights of the Holders of Convertible Preferred Securities (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority of the aggregate liquidation amount of the outstanding Convertible Preferred Securities. The provisions of
Article VI of the Declaration concerning meetings of the Holders shall apply to the giving of such approval.

                  SECTION 9.03. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                           The B.F.Goodrich Company
                           4020 Kinross Lakes Parkway
                           Richfield, Ohio  44286-9368

                           Facsimile No.: (330) 659-7727
                           Attention:  Corporate Secretary

                  (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may, at the Issuer's direction, give notice to the Holders:

                           Coltec Capital Trust
                           c/o Coltec Industries Inc
                           3 Coliseum Centre
                           2550 West Tyvola Road
                           Charlotte, North Carolina  28217

                           Facsimile No.: (704) 423-7011
                           Attention:  Corporate Secretary

                           with a copy to:

                           The Bank of New York
                           101 Barclay Street
                           New York, NY 10286

                           Facsimile No.:
                           Attention:  Corporate Trust Administration

                  (c)      if given to the Guarantee Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, NY 10286

                           Facsimile No.:  (212) 815-5915
                           Attention:  Corporate Trust Administration

                  (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

                  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 9.04. BENEFIT. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Convertible Preferred Securities.

                  SECTION 9.05. INTERPRETATION. In this Guarantee Agreement, unless the context otherwise requires:

                  (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.01;

                  (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                  (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                  (f) a reference to the singular includes the plural and vice versa; and

                  (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

                  SECTION 9.06. GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  This GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                    THE B.F.GOODRICH COMPANY



                                    By
                                      ------------------------------
                                      Name:
                                      Title:


                                    THE BANK OF NEW YORK,
                                    AS GUARANTEE TRUSTEE



                                    By
                                      ------------------------------
                                      Name:
                                      Title: